EXHIBIT 99.1

healthcare solutions for a new generation SM

3420 Fairlane Farms Road, Suite C ♦  Wellington, Florida  33414  ♦   561.798.9800 (office)  ♦   561.296.3456 (fax)

The Quantum Group Extends CEO’s
Employment Agreement

Secures full ownership of patent pending technologies

WELLINGTON, Fla. (March 28, 2008) - The Quantum Group, Inc. (AMEX:QGP, QGP.WSA, QGP.WSB) (www.QuantumMD.com) announced today that the Board of Directors and Noel J. Guillama, Quantum founder, President and Chief Executive Officer; have reached an agreement to amend his existing employment agreement to, among other things, extend his term of employment with the Company. The terms of the agreement are described in the Company's Current Report on Form 8-K filed on March 28, 2008.

Dr. Jose de la Torre, Chairman of the Compensation and Options Committee of The Quantum Group Board of Directors, commented, “We are thrilled to have reached this agreement which secures the continued leadership of Noel Guillama for Quantum.  His vision, dedication, and experience established the Company five years ago and remain the catalyst for the continued progress of the organization.”

Mr. Guillama further commented, “I am happy to receive this vote of confidence from our Board of Directors and expect that I will spend the peak of my professional years building this Company which I truly believe will be the changing force in the healthcare industry.  Having previously built one of the healthcare industry leaders in the state of Florida, my personal goal has evolved to build the largest Company in this sector in Florida in the next decade.”

The Company further announced that it has received full ownership of a number of recently filed provisional business process patents previously developed by Mr. Guillama.

About The Quantum Group, Inc.

The Quantum Group is a Florida-based organization.  The Company builds and manages healthcare systems and offers consulting and outsourcing services to the nation’s largest and fastest growing industry— healthcare.

The Company is leveraging leading-edge technology with the development and execution of a series of innovative patent-pending technology initiatives (including patent-pending business processes) designed to make Quantum one of the state’s leading providers of business solutions for the healthcare industry.  Through its growing number of over 1,800 contracted physicians and managed care relationships in the state of Florida, the Company believes it is positioned to bring increased efficiencies to the Florida healthcare industry.

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective company’s Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to attract and retain executive, management and operational personnel, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and to continue to supply the services needed by its HMO clients as well physician clients.  The Company does not undertake any obligation to publicly update any forward-looking statements.  There can be no assurance that the provisional patents discussed in this press release will be granted by the US Patent and Trademark Office, or, if they are granted, they will not be challenged by third parties, or if not that we will be able to effectively use or commercialize such patents and/or we may not have the resources to deploy such technology. As a result, investors should not place undue reliance on these forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

BPC Financial Marketing

John Baldissera

800.368.1217

Or

Danielle Amodio

Vice President Corporate Communications

The Quantum Group, Inc.

561.798.9800